                                                                     Exhibit (q)

                                Power of Attorney
                                -----------------

         The undersigned Directors and Trustees of the JennisonDryden Mutual Funds, the Strategic Partners Funds, The Prudential Variable Contract Accounts 2, 10 and 11, The High Yield Income Fund, Inc. and The Target Portfolio Trust, hereby constitute, appoint and authorize Deborah A. Docs, Jonathan D. Shain, William V. Healey, Kathryn C. Quirk, Grace C. Torres, Robert F. Gunia as true and lawful agents and attorneys-in-fact, to sign on his or her behalf in the capacities indicated, any Registration Statement or amendment thereto (including post-effective amendments), and to file the same, with all exhibits thereto, with the Securities and Exchange Commission. The undersigned do hereby give to said agents and attorneys-in-fact full power and authority to act in these premises, including, but not limited to, the power to appoint a substitute or substitutes to act hereunder with the same power and authority as said agents and attorneys-in-fact would have if personally acting. The undersigned do hereby approve, ratify and confirm all that said agents and attorneys-in-fact, or any substitute or substitutes, may do by virtue hereof.

/s/Linda W. Bynoe                                    /s/David E.A. Carson
-----------------                                    --------------------
Linda W. Bynoe                                       David E. A. Carson

/s/Robert F. Gunia                                   /s/Robert E. A. La Blanc
------------------                                   ------------------------
Robert F. Gunia                                      Robert E. A. La Blanc

/s/Douglas H. McCorkindale                           /s/Richard A. Redeker
--------------------------                           ---------------------
Douglas H. McCorkindale                              Richard A. Redeker

/s/Judy A. Rice                                      /s/Robin B. Smith
---------------                                      -----------------
Judy A. Rice                                         Robin B. Smith

/s/Stephen G. Stoneburn                              /s/Clay T. Whitehead
---------------------------                          --------------------
Stephen G. Stoneburn                                 Clay T. Whitehead


Dated:   March 2, 2005

                                Power of Attorney
                                -----------------

         The undersigned Treasurer and Principal Financial and Accounting Officer of the JennisonDryden Mutual Funds, the Strategic Partners Funds, The Prudential Variable Contract Accounts 2, 10 and 11, The High Yield Income Fund, Inc. and The Target Portfolio Trust, hereby constitutes, appoints and authorizes Deborah A. Docs, Jonathan D. Shain, William V. Healey, Kathryn C. Quirk, Robert
F. Gunia as true and lawful agents and attorneys-in-fact, to sign on her behalf in the capacities indicated, any Registration Statement or amendment thereto (including post-effective amendments), and to file the same, with all exhibits thereto, with the Securities and Exchange Commission. The undersigned does hereby give to said agents and attorneys-in-fact full power and authority to act in these premises, including, but not limited to, the power to appoint a substitute or substitutes to act hereunder with the same power and authority as said agents and attorneys-in-fact would have if personally acting. The undersigned does hereby approve, ratify and confirm all that said agents and attorneys-in-fact, or any substitute or substitutes, may do by virtue hereof.

/s/ Grace C. Torres
-------------------
Grace C. Torres


Dated:  March 2, 2005